                                VOTING AGREEMENT

     This VOTING AGREEMENT (the "Agreement"), dated as of this 28th day of February, 2000, is entered into by and among CLEAR CHANNEL COMMUNICATIONS, INC., a Texas corporation ("Parent"), and THOMAS P. BENSON (the "Stockholder").

                              W I T N E S S E T H:

     WHEREAS, Parent, CCU II Merger Sub, Inc., a Delaware corporation ("Merger Sub"), and SFX Entertainment, Inc., a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger of even date herewith (as the same may be amended from time to time, the "Merger Agreement"), pursuant to which the parties thereto have agreed, upon the terms and subject to the conditions set forth therein, to merge Merger Sub with and into the Company (the "Merger");

     WHEREAS, as of the date hereof, the Stockholder is the record or Beneficial Owner of the number of shares (the "Shares") of Class A common stock, par value $0.01 per share, of the Company (the "Company Class A Common Stock"), and of Class B common stock, par value $0.01 per share, of the Company (the "Company Class B Common Stock" and, together with the Company Class A Common Stock, the "Company Common Stock"), set forth on Schedule I attached hereto; and

     WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that the Stockholder agree, and the Stockholder is willing to agree, to the matters set forth herein. Except as specified herein, terms defined in the Merger Agreement are used herein as defined therein.

     NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereto agree as follows:

     1. Definitions. Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

          (a) "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

          (b) "Amendment Proposal" shall mean the proposal to amend the Company's Amended and Restated Certificate of Incorporation as contemplated in Section 3.3 of the Merger Agreement.

          (c) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having voting power with respect to such securities (as determined pursuant to Rule 13d-3(a)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

          (d) "Equity Hedging Transaction" shall mean any equity swap, collar or other derivative instrument that hedges the Stockholder's risk with respect to the value of all or a portion of the Shares, provided that the term or settlement date with respect to any such instrument is on or after January 31, 2001 and, prior to settlement, the Stockholder retains the right to vote the Shares.

          (e) "Person" shall mean an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other entity.

     2. Voting Agreement. From the date of this Agreement and ending as of the Termination Date, the Stockholder hereby agrees to vote (or cause to be voted) all of the Shares (and any and all securities issued or issuable in respect thereof) which such Stockholder is entitled to vote (or to provide his written consent thereto), at any annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise:

          (a) in favor of the Merger and the approval and adoption of the terms contemplated by the Merger Agreement and the Amendment Proposal and any actions required in furtherance thereof;

          (b) against any action or agreement that is reasonably likely to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement; and

          (c) except for all such actions which the Company may undertake under the Merger Agreement, against (i) any extraordinary corporate transaction, such as a merger, rights offering, reorganization, recapitalization or liquidation involving the Company or any of its subsidiaries, other than the Merger, (ii) a sale or transfer (other than to a subsidiary of the Company) of assets of the Company or any of its material subsidiaries comprising more than 15% of the assets of the Company on a consolidated basis, (iii) any change in a majority of the Board of Directors of the Company other than in connection with an annual meeting of the shareholders of the Company with respect to the slate of directors proposed by the incumbent Board of Directors of the Company (in which case he agrees to vote for the slate proposed by the incumbent Board) or (iv) any action that is reasonably likely to materially impede, interfere with, delay, postpone or adversely affect in any material respect the Merger and the transaction contemplated by the Merger Agreement.

     3. Covenants, Representations and Warranties of the Stockholder and Parent.

          (a) The Stockholder hereby represents, warrants and covenants to Parent as follows:

               (i) Ownership. As of the date of this Agreement, the Stockholder is either (A) the record and Beneficial Owner of, or (B) the Beneficial Owner but not the record holder of, the number of issued and outstanding Shares set forth on Part A of Schedule I hereto and the Options and SARs set forth on Part B of Schedule I hereto. As of the date of this Agreement, the Shares set forth on Part A of Schedule I hereto constitute all of the issued and outstanding Shares owned of record or Beneficially Owned by the Stockholder. Except as otherwise set forth in Part A to Schedule I, the Stockholder has the sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares set forth on Part A of Schedule I hereto, with no material limitations, qualifications or restrictions on such rights, subject to applicable securities laws, the terms of this Agreement and to the right of pledgees under pledge agreements entered into in connection with bona fide lending transactions that are not entered into in connection with an Acquisition Proposal.

               (ii) Power; Binding Agreement. The Stockholder has the legal capacity, power and authority to enter into and perform all of the Stockholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law)). There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby. If the Stockholder is married and the Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such person in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law)).

               (iii) No Conflicts. As of the date of this Agreement, except for filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if applicable no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby, except where the failure to obtain such consent, permit, authorization, approval or filing would not materially interfere with the Stockholder's ability to perform his obligations hereunder, and none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall (A) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default

          (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of his properties or assets may be bound, or (B) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Stockholder or any of the Shares, in each such case except to the extent that any conflict, breach, default or violation would not interfere with the ability of the Stockholder to perform its obligations hereunder.

               (iv) No Encumbrances. Except (A) as required by Section 2, (B) for pledges or encumbrances created in compliance with Section 3(a)(vi), and (C) items listed in Schedule I, at all times during the term hereof, all of the Shares will be held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, or by a family member or Affiliate of the Stockholder (subject to the conditions set forth in clause (vi) below) free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any liens, claims, understandings or arrangements that do not limit or impair Stockholder's ability to perform his obligations under this Agreement.

               (v) No Solicitation. The Stockholder shall comply with the terms of Section 5.10 of the Merger Agreement to the extent such terms would be applicable to him.

               (vi) Restriction on Transfer, Proxies and Non-Interference. Except as otherwise contemplated by the Merger Agreement or this Agreement, from and after the date of this Agreement and ending on the Termination Date, the Stockholder shall not, directly or indirectly without the consent of Parent in respect of any Acquisition Proposal or otherwise: (A) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of (each, a "Transfer"), any or all of the Shares, or any interest therein, (B) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares, (C) enter into any agreement or arrangement providing for any of the actions described in clause (A) or (B) above or (D) take any action that would reasonably be expected to have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement; provided, however, the Stockholder may, without the consent of Parent, (x) Transfer his Shares to members of his family and/or Affiliates, further provided, however, that such transferees agree to be bound by the terms of this Agreement; (y) pledge or encumber all or any portion of the Shares in connection with a bona fide lending transaction with any institutional lender that is not entered into in connection with an Acquisition Proposal; and (z) engage in an Equity Hedging Transaction.

               (vii) Further Assurances. From time to time, at Parent's request and without further consideration, the Stockholder shall execute and deliver such additional documents as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

          (b) Parent hereby represents, warrants and covenants to the Stockholder as follows:

               (i) Organization, Standing and Corporate Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full corporate power and authority to own its properties and carry on its business as presently conducted. Parent has the corporate power and authority to enter into and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby.

               (ii) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by either Parent and the consummation by Parent of the transactions contemplated hereby, except where the failure to obtain such consent, permit, authorization, approval or filing would not interfere with its ability to perform its obligations hereunder, and none of the execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated hereby or compliance by Parent with any of the provisions hereof shall (A) conflict with or result in any breach of any applicable organizational documents applicable to Parent, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent is a party or by which Parent or any of Parent's properties or assets may be bound, (C) require any consent, approval, authorization or permit of, registration, declaration or filing (except for filings under the Exchange Act) with, or notification to, any government entity, (D) require any material consent, authorization or approval of any person other than a governmental entity, or (E) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Parent or any of Parent's properties or assets, in each such case except to the extent that any conflict, breach, default or violation would not interfere with the ability of Parent to perform its obligations hereunder.

               (iii) Execution, Delivery and Performance by Parent. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent, and Parent has taken all other actions required by law, its Amended and Restated Certificate of Incorporation and its Bylaws to consummate the transactions contemplated by this Agreement. This Agreement constitutes the valid and binding obligations of Parent and is enforceable in accordance with its terms, except as enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally.

     4. Recapitalization; Option Exercise. In the event of a stock dividend or distribution, or any change in the Shares (or any class thereof) by reason of any split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall include, without limitation, all such stock dividends and distributions and any shares into which or for which any or all of the Shares (or any class thereof) may be changed or exchanged as may be appropriate to reflect such event. The term "Shares" shall also include any shares of Company Common Stock acquired by the Stockholder after the date of this Agreement and before the Termination Date.

     5. Stockholder Capacity. The Stockholder does not make any agreement or understanding herein in the Stockholder's capacity as a director or officer of the Company. The Stockholder executes this Agreement solely in his capacity as a record owner and/or Beneficial Owner of the Shares and nothing herein shall limit or affect any actions taken by the Stockholder or any designee of the Stockholder in his capacity as an officer or director of the Company or any of its Subsidiaries.

     6. Indemnification. Parent shall, to the fullest extent permitted under applicable law, indemnify and hold harmless the Stockholder against any costs or expenses (including attorneys' fees as provided below), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation by or on behalf of the Company or any stockholder of the Company asserting any breach by the Stockholder of any fiduciary duty on his part to the Company or the other stockholders of the Company by reason of the Stockholder entering into this Agreement, for a period of six years after the date hereof. In the event the Stockholder seeks indemnification from Parent for any such claim, action, suit, proceeding or investigation (whether arising before or after the termination of this Agreement), (a) Parent shall pay the fees and expenses of one counsel selected by such Stockholder and reasonably acceptable to Parent to represent such Stockholder in connection therewith promptly after statements therefor are received, and (b) Parent will cooperate in the defense of any such matter; provided, however, that Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); provided, further, that in the event that any claim or claims for indemnification under this Section 6 are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the final disposition of any and all such claims. This
Section 6 shall survive until the latest of the following: (i) six years from the date hereof, (ii) the termination of this Agreement, and (iii) the final disposition of all claims for indemnification asserted or made within the six-year period following the date hereof.

     7. Miscellaneous.

          (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          (b) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

          (c) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses or the addresses set forth on the signature pages hereto:

             If to Stockholder:       Thomas P. Benson
                                      c/o SFX Entertainment, Inc.
                                      650 Madison Avenue
                                      New York, New York 10022

             with a copy to:          Winston & Strawn
                                      200 Park Avenue
                                      New York, New York  10166
                                      Attention:      Jonathan Goldstein
                                                      Daniel A. Ninivaggi
                                      Facsimile No.:  (212) 294-4700

             If to Parent:            Clear Channel Communications, Inc.
                                      200 Concord Plaza
                                      Suite 600
                                      San Antonio, Texas 78216
                                      Facsimile No.: (210) 822-2299

             with a copy to:          Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                      300 Convent Street, Suite 1500
                                      San Antonio, Texas  78205
                                      Attention:      Stephen Mount
                                                      John Strickland
                                      Facsimile No.:  (210) 224-2035

     or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          (d) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          (e) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by the Stockholder of any covenants or agreements contained in this Agreement will cause the Parent to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the Parent shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity.

          (f) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          (g) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (h) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto; provided that, in the event of the Stockholder's death, the benefits and obligations of the Stockholder hereunder shall inure to his successors and heirs.

          (i) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

          (j) Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph and shall not be deemed to be a general submission to the jurisdiction of said Court or in the State of Delaware other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

          (k) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          (l) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement. This Agreement shall not be effective as to any party hereto until such time as this Agreement or a counterpart thereof has been executed and delivered by each party hereto.

     8. Termination. This Agreement shall terminate without any further action on the part of any party hereto on the first to occur of the Effective Time or the Termination Date.

                         VOTING AGREEMENT SIGNATURE PAGE

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Stockholder and a duly authorized officer of Parent on the day and year first written above.

                                        PARENT:

                                        CLEAR CHANNEL COMMUNICATIONS, INC.

                                        By:  /s/ Randall T. Mays
                                             -----------------------------------
                                             Randall T. Mays
                                             Executive Vice President
                                               and Chief Financial Officer
                                        Address: 200 Concord Plaza
                                                 Suite 600
                                                 San Antonio, Texas 78216
                                        Facsimile No.: (210) 822-2299


                                        STOCKHOLDER:

                                        By:  /s/ Thomas P. Benson
                                             -----------------------------------
                                             Thomas P. Benson

                                   SCHEDULE I

                                     Part A

Name of Owner                                  Shares
-------------                                  ------
Thomas P. Benson                28,500 shares of Company Class A Common Stock
                                0 shares of Company Class B Common Stock


















                            Part B


Name of Owner                              Other Securities
-------------                              ----------------
Thomas P. Benson                240,000 Options and Warrants